Exhibit 99.1

700 Milam St, Suite 3100 Houston, TX 77002

NEWS RELEASE

Contact:	Stephen A. Thorington
Executive Vice President and Chief Financial Officer
(832) 239-6096 or (800) 934-6083

FOR IMMEDIATE RELEASE

PLAINS RESOURCES REPORTS 2003

FOURTH QUARTER AND ANNUAL RESULTS

Houston, Texas – March 3, 2004 - Plains Resources Inc. (NYSE:PLX) today reported net income of $7.0 million, or $0.29 per diluted share for the fourth quarter of 2003 compared to income from continuing operations of $3.8 million, or $0.14 per diluted share for the fourth quarter of 2002. Including income from discontinued operations for Plains Exploration & Production Company (NYSE: PXP), which the Company distributed to its stockholders in a tax-free spin-off on December 18, 2002, the Company reported net income of $10.1 million, or $0.40 per diluted share, in the fourth quarter of 2002.

Net income in the fourth quarter of 2003 includes noncash pre-tax gains totaling $18.0 million related to the public equity offering completed by Plains All American Pipeline, L.P. (NYSE:PAA) and the conversion of 25% of the Company’s subordinated PAA units into common units. The remaining 75% of the subordinated PAA units converted into common units in February 2004.

The Company reported equity in earnings from its ownership in PAA of $0.2 million compared to $4.7 million in the fourth quarter of 2002. The decrease is primarily a result of the impact on our equity in earnings of a $21.4 million compensation accrual by PAA associated with its long-term incentive plan. The Company’s cash distribution from PAA was $7.8 million in the fourth quarter of 2003, a 4% increase from the fourth quarter 2002 distribution of $7.5 million.

Oil production volumes were 2,283 barrels per day in the fourth quarter of 2003 compared to 2,848 barrels per day in the prior year quarter. In accordance with SEC Staff Accounting Bulletin 101, the Company’s results reflect revenue from oil production in the period it is sold as opposed to when it is produced. The Company reported sales of 2,565 barrels of oil per day in the fourth quarter of 2003 compared to 2,457 barrels per

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day in the fourth quarter of 2002. Unit gross margin in the fourth quarter of 2003, after deducting $2.97 per barrel of derivative cash settlements, declined to $6.81 per barrel as compared to $9.08 in the fourth quarter of 2002 due to lower realized oil prices and increased production expenses due primarily to higher workover, electricity and fuel costs. The Company’s average wellhead oil price, after deducting quality differentials, hedging and derivative cash settlements, was $20.86 per barrel in the fourth quarter of 2003 as compared to $21.22 per barrel in last year’s fourth quarter, primarily due to higher quality differentials to NYMEX prices.

Annual Results:

For the full year net income was $21.2 million, or $0.86 per diluted share, compared to income from continuing operations of $9.7 million, or $0.34 per diluted share, in 2002. Including income from discontinued operations, the Company reported net income of $37.5 million, or $1.48 per diluted share, for the year ended December 31, 2002.

Plains Resources is an independent energy company engaged in the acquisition, development and exploitation of crude oil and natural gas. Through its ownership in Plains All American Pipeline, L.P., Plains Resources has interests in the midstream activities of marketing, gathering, transportation, terminaling and storage of crude oil. Plains Resources is headquartered in Houston, Texas.

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, among other things, economic conditions, oil and gas price volatility, uncertainties inherent in the exploration for and development and production of oil and gas and in estimating reserves, regulatory changes and other factors discussed in Plains Resources’ filings with the Securities and Exchange Commission.

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Plains Resources Inc.

Consolidated Statements of Income

(Amounts in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002
Revenues
Oil sales	$5,623	$4,986	$22,164	$19,275
Hedging	—	(190)	(307)	(613)

	5,623	4,796	21,857	18,662

Costs and Expenses
Production expenses	2,113	1,537	7,401	5,838
Production and ad valorem taxes	243	209	1,131	583
Oil transportation expenses	961	999	3,906	3,775
General and administrative	2,090	1,060	6,973	5,747
Depreciation, depletion, amortization and accretion	1,302	870	4,995	4,139
Other operating expenses	—	115	137	115

	6,709	4,790	24,543	20,197

Other Income (Expense)
Equity in earnings of Plains All American Pipeline, L.P.	209	4,747	15,073	18,807
Gains on Plains All American Pipeline, L.P. unit transactions	18,010	—	33,237	14,512
Gain (loss) on derivatives	(3,770)	—	(6,728)	—
Interest expense	(586)	(65)	(2,222)	(5,866)
Loss on debt extinguishment	—	—	—	(10,319)
Interest and other income	(30)	(24)	97	239

	13,833	4,658	39,457	17,373

Income From Continuing Operations Before Income Taxes	12,747	4,664	36,771	15,838
Income tax benefit (expense)
Current	1,044	140	(1,270)	963
Deferred	(6,796)	(1,027)	(15,194)	(7,069)

Income From Continuing Operations	6,995	3,777	20,307	9,732
Income from discontinued operations, net of tax	—	6,300	—	27,800

Income before cumulative effect of accounting change	6,995	10,077	20,307	37,532
Cumulative effect of accounting change, net of tax	—	—	933	—

Net Income	6,995	10,077	21,240	37,532
Preferred dividends	—	(350)	(603)	(1,400)

Income Available to Common Stockholders	$6,995	$9,727	$20,637	$36,132

Earnings Per Share (in dollars)
Basic
Income from continuing operations	$0.30	$0.14	$0.84	$0.35
Discontinued operations	—	0.26	—	1.16
Change in accounting policy	—	—	0.04	—

	$0.30	$0.40	$0.88	$1.51

Diluted
Income from continuing operations	$0.29	$0.14	$0.82	$0.34
Discontinued operations	—	0.26	—	1.14
Change in accounting policy	—	—	0.04	—

	$0.29	$0.40	$0.86	$1.48

Weighted average shares outstanding
Basic	23,471	24,006	23,575	23,871
Diluted	23,872	24,420	24,598	24,451

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Plains Resources Inc.

Financial and Operating Data

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002
Distributions from PAA (thousands of dollars)
General partner interest	$865	$683	$3,178	$2,231
Limited partner units	6,976	6,822	27,752	26,832

	$7,841	$7,505	$30,930	$29,063

Production and Sales Volumes
Production volumes (MBbls)	210	262	845	970
Daily average production volumes (Bbls)	2,283	2,848	2,315	2,658
Sales volumes (MBbls)	236	226	926	869
Daily average sales volumes (Bbls)	2,565	2,457	2,537	2,381

Unit Economics ($/Bbl)
Average oil sales price
Average NYMEX	$31.16	$28.23	$30.99	$26.15
Differential	(7.33)	(6.17)	(7.06)	(3.97)

	23.83	22.06	23.93	22.18
Hedging	—	(0.84)	(0.33)	(0.71)
Derivative cash settlements (1)	(2.97)	—	(2.57)	—

	20.86	21.22	21.03	21.47
Production expenses	(8.95)	(6.80)	(7.99)	(6.72)
Production and ad valorem taxes	(1.03)	(0.92)	(1.22)	(0.67)
Oil transportation expenses	(4.07)	(4.42)	(4.22)	(4.34)

Gross margin after derivative cash settlements	$6.81	$9.08	$7.60	$9.74

(1)	Effective February 1, 2003 we were required to discontinue hedge accounting and reflect the mark-to-market value of our hedges in earnings. The amounts presented represent the effect of losses on derivative cash settlements on our average sales prices.

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Plains Resources Inc.

Consolidated Balance Sheets

(in thousands of dollars)

	December 31, 2003	December 31, 2002
ASSETS
Current Assets
Cash and cash equivalents	$4,549	$8,807
Accounts receivable and other current assets	6,478	3,104
Inventories	1,334	2,305

	12,361	14,216

Property and Equipment, at cost
Oil and gas properties - full cost method	353,653	349,517
Other property and equipment	30	27

	353,683	349,544
Less allowance for depreciation, depletion and amortization	(300,370)	(299,214)

	53,313	50,330

Ownership in Plains All-American Pipeline, L.P.	100,536	70,042

Other Assets
Deferred income taxes	—	16,957
Other	9,838	9,867

	9,838	26,824

	$176,048	$161,412

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and other current liabilities	$11,816	$8,187
Current maturities of long-term debt	20,000	18,000

	31,816	26,187

Long-Term Bank Debt	30,000	27,000

Asset Retirement Obligation	1,594	—

Other Long-Term Liabilities	4,626	2,716

Deferred Income Taxes	7,108	—

Stockholders’ Equity
Series D cumulative convertible preferred stock	—	23,300
Common stock	2,842	2,806
Additional paid-in capital	278,597	273,162
Retained earnings (deficit)	(87,851)	(103,882)
Accumulated other comprehensive income	3,361	(2,862)
Treasury stock, at cost	(96,045)	(87,015)

	100,904	105,509

	$176,048	$161,412

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